		Exhibit C

SALES OF ELECTRIC ENERGY AND GAS
Calendar Year 2003

	Wisconsin	Wisconsin
	Public Service	River Power
(a) Electric energy sold (at retail or wholesale)	Corporation	Company
WI (kWh)	12,336,898,779	156,024,000
MI (kWh)	1,074,467,969
Total (kWh)	13,411,366,748

WI (revenues-excludes misc)	$681,919,581	$6,659,376
MI (revenues-excludes misc)	$41,451,804	-
Total (revenues associated with energy sold)	$723,371,385	$6,659,376

Intercompany :
WI- Wisc River Power to WPSC (kWh)	None	52,140,000	*
WI- WPSC to UPPCO (kwh)	749,264,726	None
MI- UPPCO to WPSC (kwh)	None	None

WI- Wisc River Power to WPSC (revenues)	None	$2,379,744
WI- WPSC to UPPCO (revenues)	$22,377,713	None
MI- UPPCO to WPSC (revenues)	None	None

Sales Net of Intercompany
WI (kWh)	11,587,634,053	103,884,000	*
MI (kWh)	1,074,467,969	-
Total (kWh)	12,662,102,022	103,884,000

WI (revenues-excludes misc)	$659,541,868	$4,279,632	*
MI (revenues-excludes misc)	$41,451,804	-
Total (revenues associated with energy sold)	$700,993,672	$4,279,632

Gas distributed at retail
WI (MCF)	44,430,173	None
MI (MCF)	839,566	None
Total (MCF)	45,269,739

WI (revenues excludes misc)	$355,630,316	None
MI (revenues excludes misc)	$6,160,699	None
Total (revenues excludes misc)	$361,791,015

Intercompany	None	None

Other (Transport Gas)
WI (MCF)	34,510,157	None
MI (MCF)	944,935	None
Total (MCF)	35,455,092

WI (revenues)	$12,719,463	None
MI (revenues)	$385,682	None
Total (revenues)	$13,105,145

(b) Electric energy distributed at retail outside state of organization
MI (kWh)	312,829,082	None
MI (revenues excludes misc)	$13,859,356	None

Gas distributed at retail outside state of organization
MI (MCF)	1,784,501	None
MI (revenues excludes misc)	$6,546,381	None

(c) Electric energy sold at wholesale outside state of
organization or at state line
MI (kWh)	761,638,887	None
MI (revenues)	$27,604,629	None
WI (kWh)
WI (revenues)
IL (kWh)
IL (revenues)

Gas sold at wholesale outside state of organization
or at state line
MI (kWh)	None	None
MI (revenues)	None	None

(d) Electric energy purchased outside state of
organization or at state line
Kwh--	1,905,863,000	None
Expenses--	$76,706,568	None

Gas purchased outside state of organization or at state line
Numerous States (MCF)	52,693,207	None
Numerous States (expenses)	$282,331,234	None

Exhibit C
SALES OF ELECTRIC ENERGY AND GAS
Calendar Year 2003
FOOTNOTES

* Quantities shown represent actual deliveries. By contract, each of the three purchasers of the output of Wisconsin River Power Company is entitled to receive, and is required to pay for one-third of the total output.